UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Stock Incentive Plan

On May 20, 2021, Emergent BioSolutions Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan (the “Amended Plan”). The Board of Directors previously adopted the Amended Plan on March 18, 2021, subject to stockholder approval.

The Amended Plan increases the number of shares of the Company’s common stock available for issuance under the plan by 3,500,000 shares, subject to adjustment in the event of stock splits and other similar events and removes references to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The description above is a summary of certain provisions contained in the Amended Plan and does not purport to be complete. A more fulsome description of the terms and conditions of the Amended Plan is set forth in the Company’s definitive proxy statement on Schedule 14A related to the Annual Meeting, filed on April 9, 2021 (the “Proxy Statement”). Such descriptions are qualified in their entirety by reference to the Amended Plan, a blacklined copy of which is attached as Appendix A to the Proxy Statement.

Departure of Director

Dr. Sue Bailey completed her term as a director of the Company and did not stand for reelection when her term as a Class III director expired at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As noted above, the Annual Meeting was held on May 20, 2021. A total of 49,582,397 shares of the Company’s common stock were present or represented by proxy, which represented approximately 92.54% of the Company’s 53,576,925 shares of common stock that were outstanding and entitled to vote at the Annual Meeting as of the record date of March 25, 2021. Stockholders considered the four proposals outlined below, each of which is described in more detail in the Proxy Statement.

Proposal 1. To elect three Class III directors to hold office for a term expiring at our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. All director nominees were elected. The voting results were as follows:

Director Nominee	For	Against	Abstaining	Broker Non-Votes
Robert Kramer	46,009,428	1,220,174	115,345	2,237,450
Jerome Hauer	43,425,265	3,804,300	115,382	2,237,450
Marvin White	38,135,285	8,490,961	718,701	2,237,450

Proposal 2. To ratify the appointment by the Audit Committee of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
49,001,106	538,419	42,872	N/A

Proposal 3. To approve, on an advisory basis, the compensation of our named executive officers. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
45,345,745	1,957,145	42,057	2,237,450

Proposal 4. To approve an amendment to our stock incentive plan. Proposal 4 was approved. The voting results were as follows:

For	Against	Abstaining	Broker Non-Votes
44,092,331	3,208,764	43,852	2,237,450

Item 7.01 Regulation FD Disclosure.

On May 20, 2021, Company management delivered a presentation at the Annual Meeting. A copy of the presentation is being furnished as Exhibit 99 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99	Annual Meeting Presentation.
101
Emergent BioSolutions Inc. Current Report on Form 8-K, dated May 20, 2021, formatted in XBRL (Extensible Business Reporting Language): Cover Page. The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: May 25, 2021	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer